Exhibit 10.3
                     FIFTH AMENDMENT TO EMPLOYMENT AGREEMENT

     THIS FIFTH AMENDMENT (this "Amendment") is made as of this 4th day of April, 2005 to that certain EMPLOYMENT AGREEMENT, dated as of December 21, 1999 (as heretofore amended, the "Employment Agreement"), by and between R. NEAL BLACK ("Employee") and JOS. A. BANK CLOTHIERS, INC. ("Employer").

     FOR GOOD AND VALUABLE CONSIDERATION, the receipt and adequacy of which are hereby acknowledged, Employer and Employee, being the sole parties to the Employment Agreement, hereby amend the Employment Agreement as follows:

          1.  Subject  to  earlier  termination   otherwise  set  forth  in  the
     Employment Agreement, the last day of the Employment Period shall be January 31, 2007.

          2. Effective February 27, 2005, Employee's Base Salary shall be $375,000.00.

     Except as specifically amended hereby, the Employment Agreement shall remain in full force and effect according to its terms. To the extent of any conflict between the terms of this Amendment and the terms of the remainder of the Employment Agreement, the terms of this Amendment shall control and prevail. Capitalized terms used but not defined herein shall have those respective meanings attributed to them in the Employment Agreement. This Amendment shall hereafter be deemed a part of the Employment Agreement for all purposes. The terms of employment set forth in this Amendment have been approved by the Audit Committee of the Board of Directors of the Employer.


         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.


JOS. A. BANK CLOTHIERS, INC.

By: /s/ Robert N. Wildrick                  /s/ R. Neal Black
    ----------------------                  -----------------
      Robert N. Wildrick,                   R. NEAL BLACK
      Chief Executive Officer



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